Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 26, 2010 with respect to the consolidated financial statements and schedule of Luna Innovations Incorporated and subsidiaries (Debtors-in-Possession) included in the Annual Report on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statement of Luna Innovations Incorporated on Form S-8 (File No. 333-138745, effective November 16, 2006).

/s/ GRANT THORNTON LLP

McLean, Virginia

March 26, 2010